UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2013

LIBERATED ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-171046	27-4715504
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

109 Burtons Road
Marlton, New Jersey		08053
(Address of principal executive offices)		(Zip Code)

1.609.707.1519
Registrant’s telephone number, including area code:

Mega World Food Holding Company
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 6, 2013, at 8:30 AM the Company changed its name officially to Liberated Energy, Inc. by filing a Certificate of Amendment to its Articles of Incorporation, pursuant to Nevada Revised Statutes 78.385 and 78.390 with the office of the Secretary of State for the State of Nevada, Document Number 20130082024-92.

Im addition, on February 6, 2013, at 8:30 AM the Company filed a Certificate of Change pursuant to Nevada Revised Statutes 78.209 with the office of the Secretary of State for the State of Nevada, Document Number 20130082024-92 whereby the Company has agrred that for each Common Stock, the shareholders will receive twenty-four Common Stock, $0.001 par value.  Total Common Stock, $0.001 par value will increase from 3,000,000 to 72,000,000 issued and outstanding.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 4, 2013, the Shareholders of the Company representing 2,500,000 shares out of a total of 3,000,000 shares issued and outstanding of Common Stock, $0.001 par value, approved changing the name off the Company from Mega World Food Holding Company to Liberated Energy, Inc. and approved a forward split of the Company's 3,000,000 issued shares whereby for each Common Stock, $0.001 par value, outstanding, the shareholders will receive twenty-four Common Stock, $0.001 par value.  Total Common Stock, $0.001 par value will therefore increase from 3,000,000 to 72,000,000 issued and outstanding.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit Index

Exhibit No.:	Description:
3.1	Amended Articles of Incorporation dated February 5, 2013 changing name to Liberated Energy, Inc. as filed with the Secretary of State in Nevada on February 6, 2013
3.2	Certificate of Change dated February 6, 2013 twenty-four for one forward stock split as filed with the Secretary of State in Nevada on February 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 7, 2013	LIBERATED ENERGY, INC.

	By:	/s/ Frank Pringle
Frank Pringle
Chief Executive Officers